Exhibit 32.1

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted) (the Sarbanes-Oxley Act of 2002), Shawn O’Connor, Chief Executive Officer of Pharsight Corporation (the “Company”), and Cynthia Stephens, the Interim Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (the “Periodic Report”), and to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Period Report and the results of operations of the Company for the periods covered by the Periodic Report.

This Certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

DATED: 12th day of November 2003.

/s/ Shawn O’Connor
SHAWN O’CONNOR, CHIEF EXECUTIVE OFFICER

/s/ Cynthia Stephens
CYNTHIA STEPHENS, INTERIM CHIEF FINANCIAL OFFICER

A signed original of this written statement required by Section 906 has been provided to Pharsight Corporation and will be retained by Pharsight Corporation and furnished to the Securities and Exchange Commission or its staff upon request.